Exhibit 10.20.2

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
Roberts Properties Residential, L.P.    BANK OF NORTH GEORGIA       App.#
8010 Roswell Road                       8025 Westside Parkway       Loan Number:
Suite 120                               P. O. Box 1407              Date: June 28, 2001
Atlanta, GA  30350                      Alpharetta, GA  30004       Maturity Date: May 28, 2004
                                                                    Loan Amount: $5,280,000.00
                                                                    Renewal of __________________

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BORROWER'S NAME AND ADDRESS                  LENDER'S NAME AND ADDRESS
"I" includes each borrower above, joint      "You" means the lender, its
and severally.                                successors  and assigns



For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of FIVE MILLION TWO HUNDRED EIGHTY THOUSAND DOLLARS ($5,280,000.00)

|_| Single Advance: I will receive all of this principal sum on ____________________________________. No additional advances are contemplated under this note.
|X| Multiple Advance: The principal sum shown above is the
maximum amount of principal I can borrow under this note. On June 28, 2001, I will receive the amount of $859,782.46, and future principal advances are contemplated.
         Conditions: The conditions for future advances are set forth in that certain Construction Loan Agreement of even date herewith between Borrower and Lender.
         |_| Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on--------------------------------------.
         |X| Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
INTEREST: I agree to pay interest on the outstanding principal balance from June 28, 2001, at the rate of 5.75125% per year until the index rate changes.
|X| Variable Rate:  This rate may then change as stated below.
         |X| Index Rate: The future rate will be 2.00% above the following index rate: the "index rate" shall be the 30 day adjusted LIBOR. LIBOR shall be defined as the average of interbank offered rates for one (1) month U.S. dollar denominated deposits in the London market as determined by the Bank of North Georgia and adjusted for reserves, deposit insurance assessments and other regulatory costs. In the event the 30 day adjusted LIBOR is no longer available, Lender will choose a new index which is based on comparable information. Lender will give Borrower notice of its choice of index.
         |_| No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
         |X| Frequency and Timing: The rate on this note may change as often as monthly. A change in the interest rate will take effect as of the date the index rate changes.
         |_| Limitations: During the term of this loan, the applicable annual interest rate will not be more than __________________________% or less than __________________________%. Effect of Variable Rate: A change in the interest rate will have the following effect on the payments: |X| The amount of each scheduled payment will change. __________________ |X| The ___ amount ___ of the ___ final payment will change.
         |_|
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ACCRUAL METHOD: Interest will be calculated on an actual/360 basis.
POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
         |_| on the same fixed or variable rate basis in effect before maturity (as indicated above).
         |X|  at a rate equal to 16%.
|X| LATE CHARGE: If a payment is made more than ten (10) days after it is due, I agree to pay a late charge of 7.00% of the unpaid amount, with a minimum of $25.00 and a maximum of $1,000.00.
|X| ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which |_| are |X| are not included in the principal amount above:
Loan fee and charges stated on loan closing statement, dated June_28, 2001.
---------------------------------------------------------------------------
PAYMENTS: I agree to pay this note as follows:
|X| Interest: I agree to pay accrued interest for 35 months through and including May 28, 2004.
|_| Principal: I agree to pay the principal
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|X| Installments: I agree to pay this note in 35 payments. The first payment will be in the amount of (INTEREST ONLY) and will be due on July 28, 2001. A payment of (INTEREST ONLY) will be due on the 28st day of each month thereafter. The final payment of the entire unpaid balance of principal and interest will be due May 28, 2004.
|X| If checked, and this loan is secured by a first lien on real estate, then any accrued interest not paid when due (whether due by reason of a schedule of payments or due because of lender's demand) will become part of the principal thereafter, and will bear interest at the interest rate in effect from time to time as provided for in this agreement.

ADDITIONAL TERMS: Borrower may prepay this Note in full or in part at any time without notice or penalty. See Addendum "A" attached hereto and incorporated herein by reference.

THIS NOTE SECURED BY:
*Refer to Security Agreement dated June 28, 2001; Deed to Secure Debt dated June 28, 2001.

*Real Estate as described in Deed to Secure Debt dated June 28, 2001, to Bank of North Georgia.

*Pledge and assignment of all current and future rents and leases


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
PURPOSE:  The purpose of this loan is construction of a 37,864   SIGNATURES  AND SEALS:  IN WITNESS  WHEREOF,  I HAVE SIGNED MY NAME
square foot corporate  headquarters  building for Roberts        AND  AFFIXED MY SEAL ON THIS 28st DAY OF JUNE,  2001 BY DOING SO, I
Properties, Inc. and its a affiliates.                           AGREE TO THE  TERMS  OF THIS  NOTE  (INCLUDING  THOSE ON PAGE 2). I
                                                                 HAVE RECEIVED A COPY ON TODAY'S DATE.

Signature for Lender                                             ROBERTS PROPERTIES RESIDENTIAL, L.P.
BANK OF NORTH GEORGIA                                            a Georgia limited partnership

By: /s/ Allen Barker                                              By: Roberts Realty Investors, Inc.,
   --------------------------------------------------                 a Georgia corporation, as General Partner
   Allen Barker, Senior Vice President

                                                                    By:      /s/ Charles R. Elliott
                                                                       ----------------------------
                                                                         Charles R. Elliott, Chief Financial Officer
                                                                         and Secretary/Treasurer


                                                                                           [CORPORATE SEAL]
                                                                                                              Page 1 of 2
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APPLICABLE LAW: The law of the state of Georgia will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.
PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any late scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).
INTEREST: If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. You and I may provide in this agreement for accrued interest not paid when due to be added to principal. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.
ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.
POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate"
(shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.
SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER"
paragraph below, or if we have agreed that accrued interest not paid when due may be added to principal.
MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.
SET-OFF:  I agree that you may set off any  amount due and  payable  under  this note  against  any right I have to receive money from you.
     "Right" to receive money from you" means:
     (1) any deposit account balance I have with you;
     (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and (3) any repurchase agreement or other nondeposit obligation. "Any amount due and payable under this note" means the total amount of which you are entitled to demand
payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right to set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.
REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.
DEFAULT: I will be in default if any one or more of the following occur: (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any Synovus Financial Corporation creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe that you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change.
REMEDIES:  If I am in default on this note you have, but are not limited to, the following remedies:
     (1) You may demand  immediate  payment of all I owe you under this note
         (principal, accrued unpaid  interest and other accrued charges).
     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.
     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
     (4) You may refuse to make advances to me or allow purchases on credit by
me.
     (5) You may use any remedy you have under state or federal law.
By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.
COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee, not to exceed 15 percent of the principal and interest then owed, you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the actual attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy code.
WAIVER: I give up my rights to require you to do certain things. I will not require you to:
     (1) demand payment of amounts due (presentment);
     (2) obtain official certification of nonpayment (protest);
     (3) give notice that amounts due have not been paid (notice of dishonor);
         or
     (4) give me notice prior to seizure of my personal property when you are seeking to foreclose a secured interest in any of my personal property used to secure a commercial transaction.
OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full). I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.
CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.
NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.


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
DATE OF            PRINCIPAL   BORROWER'S    PRINCIPAL       PRINCIPAL    INTEREST    INTEREST         INTEREST
TRANSACTION        ADVANCE     INITIALS      PAYMENTS        BALANCE      RATE        PAYMENTS         PAID
                   ($)         (not                                       (%)         ($)              THROUGH:
                               required)
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                         ADDENDUM "A" TO PROMISSORY NOTE


         THIS ADDENDUM TO PROMISSORY NOTE ("Addendum") is hereby attached to, incorporated into and made a part of that certain promissory note dated June 28, 2001 made by Roberts Properties Residential, L.P. ("Borrower") in favor of Bank of North Georgia ("Lender") in the principal face amount of $5,280,000.00 (the "Note"). In the event of any inconsistency between the terms of this Addendum and the terms of the Note, this Addendum shall control. The following provisions are specifically made a part of the Note:

         1. Borrower shall not change ownership or control, reorganize or change name or form of organization without the prior written consent of Lender, except as set forth in paragraph 3 hereinbelow . Failure to obtain said prior written consent shall constitute an Event of Default and authorize Lender to declare all or any part of the indebtedness immediately due and payable.

         2. Upon request by Lender, Borrower will provide Lender with quarterly financial statements including balance sheets and profit and loss statements within forty-five (45) days of Borrower's quarter end. Upon request by Lender, annual financial statements, including but not limited to Borrower's balance sheet and profit and loss statements prepared by Borrower's certified public accountant shall be submitted to Lender within ninety (90) days of Borrower's fiscal year end. Upon request by Lender, Borrower will provide Lender with partnership and corporate tax returns for its fiscal year end within thirty
(30) days of its tax filing date. The Borrower will provide Lender with a copy of all sales contracts and/or leases upon signing with respect to the property more particularly described in Exhibit "A" hereto and made part hereof (the "Property"). Failure to provide such financial information within the applicable time period shall constitute an Event of Default and authorize Lender to declare all or any part of the indebtedness immediately due and payable.

         3. During the pendency of the Note, any property pledged as security for the Note and all other collateral shall remain free and clear of all encumbrances, liens, mortgages, security interests and secondary financing except those approved in writing by Lender, and Borrower shall not, without the prior written consent of Lender, sell, transfer, or convey all or any part of its interest in the Property or any portion thereof, except to Roberts Realty Investors, Inc. or a Permitted Transferee (as hereinafter defined). Any sale, transfer or conveyance to any person or entity, other than Roberts Realty Investors, Inc. or an entity whose shares of stock or limited partnership units are publicly traded, shall be conditioned upon Lender's receipt of an unlimited personal guaranty of Charles S. Roberts of such transferee's obligations to Lender pursuant to the Note and this Addendum. Borrower, or any successor or assignee of Borrower, shall not, without the prior written consent of Lender, sell, transfer or convey all or any ownership interest in Borrower, or any successor or assignee of Borrower. Such restriction shall not apply to the sale or transfer of any publicly traded shares of stock or limited partnership units of Borrower, or any successors or assignee of Borrower. Such restriction shall further not apply to any sale, transfer or conveyance of any ownership interest in a Permitted Transferee, provided such sale, transfer or conveyance does not result in Charles S. Roberts owning less than a fifty-one (51%) percent controlling interest in such entity. For purposes of this Agreement, a Permitted Transferee shall be defined as any entity of which Charles S. Roberts owns at least fifty-one (51%) percent of the ownership interests. In the event such sale, transfer or conveyance occurs, the Borrower must give notice to the Bank and the Bank shall transfer the loan for a documentation fee of $250.00. The Borrower shall pay all costs


                                       2

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associated with this transfer. In the event Charles S. Roberts ("Guarantor") is required to and does provide Lender with an unlimited personal guaranty, Guarantor shall not, without prior written consent of Lender, sell, transfer or convey all or any part of his ownership interest in such transferee, any additional property, business property or other assets, or any portion thereof such that Guarantor's net worth decreases to less than $10,000,000.00. The occurrence of a violation of any of the foregoing restrictions shall, at the option of Lender, constitute grounds for accelerating any and all sums advanced and unpaid under the Note.

         4. Notwithstanding the terms of the Default and Waiver paragraphs set forth in this Note, or any of the other terms and provisions contained within this Note, this Note shall not be deemed to be in default (i) with respect to a failure to comply with a monetary obligation until ten (10) days following Borrower's receipt of Lender's notice thereof and Borrower's failure to cure same within such ten (10) day period, and (ii) with respect to a failure to comply with a non-monetary obligation until thirty (30) days following Borrower's receipt of Lender's notice thereof and Borrower's failure to cure same within such thirty (30) day period. In the event Borrower's failure to comply with a nonmonetary obligation cannot be cured within thirty (30) days of receipt of Lender's notice thereof, Borrower shall have an additional sixty
(60) days to cure same, provided Borrower, in Lender's reasonable opinion, is diligently pursuing said cure.

         5. It is hereby expressly agreed that should any default be made in the payment of principal or interest as stipulated above, or should any default be made in the performance of any of the covenants or conditions contained in any of the Loan Documents, as that term is hereinafter defined, then, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder or under the Loan Documents, together with all unpaid interest accrued thereon, shall, at the option of Lender, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. TIME IS OF THE ESSENCE OF THIS NOTE. Interest shall accrue on the outstanding principal balance of this Note from the date of any default hereunder and for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate equal to the greater of (i) three percent (3.0%) per annum in excess of the applicable interest rate at the time of such default or
(ii)sixteen percent (16%) per annum. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default should Lender, at its sole option, allow such default to be cured. In the event the Note, or any part thereof, is collected by or through an attorney at law, Borrower agrees to pay all costs of collection including, but not limited to, attorneys fees incurred by Lender. Notwithstanding anything contained herein or in the Note to the contrary, if under any circumstances Borrower is required hereunder to pay any or all of Lender's attorney's fees and expenses, Borrower shall be responsible for actual legal fees and out of pocket expenses incurred by Lender at normal hourly rates for the work done. Borrower shall not be liable under any circumstances for any additional attorney's fees or expenses under O.C.G.A. ss. 13-1-11 or otherwise, and, to the extent Lender may be permitted to charge or receive additional attorney's fees or expenses under O.C.G.A. ss. 13-1-11, Lender hereby waives such right.


                            [SIGNATURES ON NEXT PAGE]

                                ROBERTS PROPERTIES RESIDENTIAL, L.P.
                                a Georgia limited partnership

                                By:Roberts Realty Investors, Inc.,
                                    a Georgia corporation, as General Partner

                                     By: /s/  Charles R. Elliott
                                        ----------------------------------------
                                     Charles R. Elliott, Chief Financial Officer
                                             and Secretary/Treasurer

                                             [CORPORATE SEAL]


                                BANK OF NORTH GEORGIA


                                By:  /s/ Allen Barker,
                                    --------------------------------------------
                                     Allen Barker, Senior Vice President





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